UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event	July 14, 2009
reported)

LOGICVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31773	94-3166964
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25 Metro Drive, 3rd Floor San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(408) 453-0146

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01. Other Events.

     LogicVision, Inc. (the “Company”) will hold its 2009 Annual Meeting of Stockholders, subject to the Securities and Exchange Commission’s declaration of effectiveness of the proxy statement relating to the meeting (included in the Registration Statement on Form S-4 filed by Mentor Graphics Corporation, as amended (file no. 333-159631)), on August 18, 2009. The place and time of the meeting will be set forth in the Company’s proxy statement. The proxy statement is expected to be mailed to the Company’s stockholders on or about July 20, 2009. To be included in the proxy statement for the Company’s 2009 Annual Meeting, stockholder proposals must be received by the Secretary of Company at the principal executive offices of the Company no later than the close of business on July 17, 2009. A stockholder proposal not included in the proxy statement for the Company’s 2009 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely with respect to the 2009 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary in accordance with the Bylaw provisions no later than the close of business on July 29, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2009
LOGICVISION, INC.

	By:	/s/ Mei Song
Mei Song
Vice President of Finance and Chief
Financial Officer